                                                                       EXHIBIT 2


CUSIP No.  203349105


                        AGREEMENT CONCERNING JOINT FILING
                                 OF SCHEDULE 13G


                  The undersigned agree as follows:

                  (i) each of them is individually eligible to use the Schedule 13G to which this Exhibit is attached, and such Schedule 13G is filed on behalf of each of them; and

                  (ii) each of them is responsible for the timely filing of such
Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other person making the filing, unless such person knows or has reason to believe that such information is inaccurate.

                  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument.

                  Dated February 7, 2006

                                       v. PREM WATSA




                                       /s/ V. Prem Watsa
                                       -----------------------------------------


                                       1109519 ONTARIO LIMITED




                                       By: /s/ V. Prem Watsa
                                           -------------------------------------
                                           Name:  V. Prem Watsa
                                           Title: President


                                       THE SIXTY TWO INVESTMENT COMPANY LIMITED




                                       By: /s/ V. Prem Watsa
                                           -------------------------------------
                                           Name:  V. Prem Watsa
                                           Title: President


                                       810679 ONTARIO LIMITED




                                       By: /s/ V. Prem Watsa
                                           -------------------------------------
                                           Name:  V. Prem Watsa
                                           Title: President


                                       FAIRFAX FINANCIAL HOLDINGS LIMITED




                                       By: /s/ Paul Rivett
                                           -------------------------------------
                                           Name:  Paul Rivett
                                           Title: Vice President


                                       UNITED STATES FIRE INSURANCE COMPANY



                                       By: /s/ Carol Ann Soos
                                           -------------------------------------
                                           Name:  Carol Ann Soos
                                           Title: Vice President